Exhibit A
to the
Fund Administration Servicing Agreement

Fund Names

Separate Series of Potomac Insurance Trust

Name of Series
Evolution VP Managed Bond Fund
Evolution VP Managed Equity Fund
Dynamic VP HY Bond Fund
VP Total Market Bull 1.25X Fund
VP Total Market Bear 1.25X Fund
VP S&P 500® Bull 1.25X Fund
VP S&P 500® Bear 1.25X Fund
VP NASDAQ-100® Bull 1.25X Fund
VP NASDAQ-100® Bear 1.25X Fund
VP Mid Cap Bull 1.25X Fund
VP Mid Cap Bear 1.25X Fund
VP Small Cap Bull 1.25X Fund
VP Small Cap Bear 1.25X Fund
VP Equity Income Bull 1.25X Fund
VP Equity Income Bear 1.25X Fund
VP Dollar Bull 1.25X Fund
VP Dollar Bear 1.25X Fund
VP Japan Bull 1.25X Fund
VP Japan Bear 1.25X Fund
VP Emerging Markets Bull 1.25X Fund
VP Emerging Markets Bear 1.25X Fund
VP Developed Markets Bull 1.25X Fund
VP Developed Markets Bear 1.25X Fund
VP Latin America Bull 1.25X Fund
VP Latin America Bear 1.25X Fund
VP Real Estate Bull 1.25X Fund
VP Real Estate Bear 1.25X Fund
VP Commodity Bull 1.25X Fund
VP Commodity Bear 1.25X Fund
VP Biotech Bull 1.25X Fund
VP Biotech Bear 1.25X Fund
VP Oil & Gas Bull 1.25X Fund
VP Oil & Gas Bear 1.25X Fund
VP Gold Bull 1.25X Fund
VP Gold Bear 1.25X Fund
VP Healthcare Bull 1.25X Fund
VP Healthcare Bear 1.25X Fund
VP Financial Bull 1.25X Fund
VP Financial Bear 1.25X Fund
VP 10 Year Note Bull 1.75X Fund
VP 10 Year Note Bear 1.75X Fund
VP U.S. Government Money Market Fund